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                                                                    EXHIBIT 99.2
                                                                    ------------

                             JOINT FILING AGREEMENT

      The undersigned hereby agree that the statement on Schedule 13D with respect to the Ordinary Shares of Esprit Telecom Group plc is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of Rule 13d-1(f) of the Securities Exchange Act of 1934, as amended.

Dated: October 22, 1998           WARBURG, PINCUS VENTURES, L.P.

                                    By: Warburg, Pincus & Co.,
                                        General Partner

                                    By:/s/ Stephen Distler
                                       ----------------------------
                                       Stephen Distler
                                       Partner

                                    WARBURG, PINCUS & CO.

                                    By:/s/ Stephen Distler
                                       ----------------------------
                                       Stephen Distler
                                       Partner

                                    E.M. WARBURG, PINCUS & CO., LLC

                                    By:/s/ Stephen Distler
                                       ----------------------------
                                       Stephen Distler
                                       Member